UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

 Date of Report (Date of Earliest Event Reported):   April 11, 2005

 KFX INC.
 (Exact name of Registrant as specified in its charter)

Delaware	0-23634	84-1079971
(State or other jurisdiction of incorporation or organization)	Commission File Number	IRS Employer Identification Number

55 Madison Street, Suite 745 Denver, Colorado, USA		80206
(Address of principal executive offices)		(Zip Code)

(303) 293-2992
(Registrant’s telephone number, including area code)

 not applicable
(Former name or former address, if changed since last report)

Section 1.  Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement

            See disclosure in Item 8.01.  KFx Inc. does not deem the MR&E, LLC acquisition as material.

Section 8.  Other Events

Item 8.01  Other Events

            On April 11, 2005, KFx Inc. purchased all of the issued and outstanding membership interests of MR&E, LLC for $500,000 plus working capital of approximately $156,000.  KFx acquired the membership interests pursuant to a Membership Interest Purchase Agreement dated March 31, 2005 between KFx and the four individual members of MR&E.  MR&E is a private research, engineering and project management firm focused on thermal process engineering, including the upgrading and processing of clean coal.  MR&E now operates as a wholly-owned subsidiary of KFx and it is anticipated that MR&E will continue to assist in the construction of KFx’s K-Fuel processing facility in Gillette, Wyoming and will manage the operation of the plant upon the plant’s completion.  MR&E’s current management will continue to run the company as a subsidiary of KFx.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KFx Inc.

Date: April 14, 2005	By: /s/ Matthew V. Elledge
Matthew V. Elledge
Vice President and Chief Financial Officer